TERMINATION AGREEMENT


                  THIS AGREEMENT is made as of the 29th day of July, 1999.

B E T W E E N

                           CHEROKEE MINING COMPANY, INC., a
                           corporation incorporated under the laws of the State of Wyoming,

                           (hereinafter called "Cherokee")

                                                              OF THE FIRST PART,

                           -and

                           INFOCAST CORPORATION, a corporation
                           incorporated under the laws of the State of Nevada,

                           (hereinafter called "Infocast")

                                                             OF THE SECOND PART.

                  WHEREAS Cherokee and InfoCast (formerly Grant Reserve Corporation) entered into a pledge agreement made November 25, 1988 (the "Pledge Agreement"), a copy of which is attached hereto as Schedule "A", pursuant to which Cherokee agreed to pledge certain shares (collectively referred to as the "Shares") of Madison Mining Corporation and Gold King Mines Corporation, among other things, to InfoCast.

                  AND WHEREAS Cherokee and Silver Wing Co., Inc. ("Silver Wing") have entered into an agreement for the purchase and sale of the Shares pursuant to which Cherokee will receive, among other things, a Promissory Note from Silver Wing for the principal amount of US$250,000.

                  AND WHEREAS in consideration of the termination of the Pledge Agreement, Cherokee has agreed to assign the Promissory Note to InfoCast and pay to InfoCast the sum of US$22,670;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements of the parties hereinafter contained, the parties hereto agree as follows:

1. In consideration of the assignment by Cherokee to InfoCast of the Promissory Note the Pledge Agreement is hereby terminated and shall have no further force or effect as of the date hereof.

2. Each of Cherokee and InfoCast agree the Promissory Note dated November 23, 1998 in the principal amount of $600,000 issued by Cherokee to InfoCast is hereby cancelled and of no force and effect.

3. Each of Cherokee, its officers, directors, servants, agents, successors and assigns, and InfoCast, its officers, directors, servants, agents, successors and assigns hereby remise, release and forever discharge each from the other from any and all manner of actions, amounts owing, accruing, due or otherwise, causes of action, suits, debts, duties, accounts, bonds, covenants, warranties, contracts, claims and demands of every nature or kind arising out of or in any way contained in or related to the Pledge Agreement.

4. InfoCast hereby agrees and consents to delivery of share certificates representing the Shares to Silver Wing and the registration of the Shares in the name of Silver Wing.

5. Any notice, document or other communication required or permitted by this Termination Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail posted in Canada, or if transmitted by any form of telecommunication (which is tested prior to transmission, confirms to the sender the receipt of the entire transmission by the recipient and reproduces a complete written version of the transmission at the point of reception) to such party addressed as set out on the face page hereof. Notice so mailed shall be deemed to have been given on the third business day after deposit in a post office or public letterbox. Neither party shall mail any notice, request or other communication hereunder during any period in which Canadian postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication during normal business hours on a business day (9:00 a.m. to 5:00 p.m. local time at the place of receipt) shall be deemed to have been given on the day of transmission or, in the case of notice transmitted outside of normal business hours shall be deemed to have been given on the first Business Day after the day of transmission. Notice delivered personally shall be deemed to have been given on the day it was delivered. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

6. The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as may be necessary or convenient to carry out and give effect to the intent of this Agreement or as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

7. This Agreement (including the Schedules hereto) sets forth the entire agreement among the parties hereto pertaining to the specific subject matter hereof and replaces and supersedes


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


all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, and there are no warranties, representations or other agreements, whether oral or written, express or implied, statutory or otherwise, between the parties hereto in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

8. This  Agreement  shall be binding  upon and shall enure to the benefit of the
parties  hereto  and  their   respective   heirs,   executors,   administrators,
successors, assigns and legal representatives.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


                                             CHEROKEE MINING COMPANY, INC.



                                             Per: /s/
                                                  ------------------------------

                                             INFOCAST CORPORATION



                                             Per: /s/
                                                  ------------------------------





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